Exhibit 10.5

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

dated as of March 24, 2015

between

NABORS INDUSTRIES LTD.

And

NABORS RED LION LIMITED

i

ii

This Transition Services Agreement, dated as of March 24, 2015 (this “Agreement”), is made by and between Nabors Industries Ltd., a Bermuda exempted company (“Navy”) and Nabors Red Lion Limited, a Bermuda exempted company and currently a wholly owned Subsidiary of Navy (“Red Lion”).

RECITALS

WHEREAS, Navy and Red Lion have entered into a Separation Agreement, dated as of June 25, 2014 (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”), pursuant to which Navy will transfer to Red Lion, and Red Lion has agreed to receive and assume, certain assets and liabilities of the Red Lion Business (the “Separation”).

WHEREAS, Navy, Red Lion, and C&J Energy Services, Inc. a Delaware corporation (“Penny”) have entered into a Merger Agreement, dated as of June 25, 2014 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, following the Separation, Penny will merge with a subsidiary of Red Lion and the common stock of Penny will be converted into common shares of Red Lion.

WHEREAS, pursuant to the Separation Agreement and the Merger Agreement, the Parties (as defined below) have agreed that Navy shall provide or cause to be provided to Red Lion and/or other members of the Red Lion Group certain services, the use of facilities and other assistance on a transitional basis and in accordance with the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Separation Agreement and the Merger Agreement require execution and delivery of this Agreement by Navy and Red Lion on or prior to the Separation Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                          Certain Defined Terms.  (a)  Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as in the Separation Agreement.

(b)                                 The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Service” shall have the meaning set forth in Section 2.01(c).

“Ancillary Agreement” shall have the meaning set forth in the Separation Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Benefits Transition” shall have the meaning set forth in Section 2.05.

“Confidential Information” shall have the meaning set forth in Section 10.03(a).

“Continuing Employees” shall have the meaning set forth in the Employee Benefits Agreement.

“Dispute” shall have the meaning set forth in Section 8.01(a).

“Facilities” shall have the meaning set forth in Section 4.02(a).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been reasonably foreseen by such Party (or such Person), or, if it could have been reasonably foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism, failure of energy sources or facilities, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers or carriers.

“Interest Payment” shall have the meaning set forth in Section 5.01(b).

“Navy” shall have the meaning set forth in the Preamble.

“Navy Employee” shall have the meaning set forth in Section 2.01(b).

“Navy Employee Benefit Plan” shall have the meaning set forth in the Employee Benefits Agreement.

“Navy Group” shall have the meaning set forth in the Separation Agreement.

“Navy Services Manager” shall have the meaning set forth in Section 2.03(a).

“Party” means Navy and Red Lion individually, and “Parties” means Navy and Red Lion collectively, and, in each case, their permitted successors and assigns.

“Project Services Agreement” shall mean that certain Project Services Agreement, dated as of February 17, 2015 (as amended, modified or supplemented from time to time in accordance with its terms) between Nabors Corporate Services, Inc. and Penny.

“Provider” means Navy or its Subsidiary or Affiliate (as determined at the time any Service is provided) providing a Service under this Agreement.

“Provider Indemnified Party” shall have the meaning set forth in Section 7.05.

“Recipient” means Red Lion or its Subsidiary or Affiliate (as determined at the time such Service is provided) to whom a Service under this Agreement is being provided.

“Recipient Indemnified Party” shall have the meaning set forth in Section 7.06.

“Red Lion” shall have the meaning set forth in the Preamble.

“Red Lion Business” shall have the meaning set forth in the Separation Agreement.

“Red Lion Entities” shall have the meaning set forth in the Separation Agreement.

“Red Lion Group” shall have the meaning set forth in the Separation Agreement.

“Red Lion Services Manager” shall have the meaning set forth in Section 2.03(b).

“Representative” of a Person means any director, officer, employee, agent, consultant, accountant, auditor, attorney or other representative of such person.

“Schedule(s)” shall have the meaning set forth in Section 2.02.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Separation Date” shall have the meaning shall have the meaning set forth in the Separation Agreement.

“Service Charges” shall have the meaning set forth in Section 5.01(a).

“Service Taxes” shall have the meaning set forth in Section 5.02(a).

“Services” shall have the meaning set forth in Section 2.01.

“Subsidiary” of any Person shall mean another Person (other than a natural Person), an aggregate amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of the Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Termination Charges” shall mean, with respect to the early termination of any Service, (a) with respect to labor costs and other costs that are incurred by the Provider on a monthly basis with respect to such Service, an amount equal to any and all Services Charges payable by the Recipient in connection with such Service for the remainder of the month in which such Service is terminated; and (b) with respect to prepaid license fees, prepaid leases, other prepaid costs, and fees that the Provider has not yet paid but is obligated to pay with respect to any reasonable period after the termination of the applicable Service, in each case to the extent such amounts are incurred in connection with the provision of the terminated Services, all such prepaid and committed fees for all periods prepaid or committed; provided, that the Provider shall use its commercially reasonable efforts to reduce any costs, fees or expenses (and to recover prepaid fees) incurred by the Provider or payable to any unaffiliated third-party provider in connection with the provision of such Service and credit any such reductions against the Termination Charges payable by the Recipient (for the avoidance of doubt, no Termination

Charges shall be payable by a Recipient with respect to the early termination of a Service in accordance with Section 9.01(b)).

ARTICLE II

SERVICES, DURATION AND SERVICES MANAGERS

Section 2.01.                          Services.

(a)                                 Subject to the terms and conditions of this Agreement, Navy shall provide (or cause to be provided) to the Red Lion Entities (i) the services (including the employee benefits transition described in Section 2.05 and listed on Schedule C to this Agreement) listed on Schedule A to this Agreement and (ii) access to facilities listed on Schedule B to this Agreement ((i) and (ii) collectively, the “Services”).  All Services shall be solely for the use and benefit of Red Lion and its Subsidiaries in conducting the Red Lion Business.

(b)                                 At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties, and consultants), who are collectively referred to herein as the “Navy Employees”, shall be construed as being independent from the Red Lion Group and no Navy Employee shall be considered or deemed to be an employee of any member of the Red Lion Group nor entitled to any employee benefits from any member of the Red Lion Group as a result of this Agreement.  For the avoidance of doubt, Navy acknowledges and agrees that throughout the period that a Navy Employee is providing Services hereunder, Navy is solely responsible for the payment of wages, providing of benefits and satisfaction of all employment-related obligations (including without limitation all obligations with respect to employee leave, immigration, recordkeeping, employment-related taxes and compliance with all labor and employment laws).  Red Lion acknowledges and agrees that, except as may be expressly set forth herein as a Service (including such agreed Additional Services to be provided pursuant to Section 2.01(c) below) or otherwise expressly set forth in the Separation Agreement, or other binding definitive agreement, Navy shall not be obligated to provide, or cause to be provided, any service or goods to any member of the Red Lion Group.

(c)                                  If, within one hundred and eighty (180) days after the Separation Date, the Parties determine that a service provided by Navy to any member of the Red Lion Group prior to the date hereof was omitted from the Schedules to this Agreement (each, an “Additional Service”), then the Parties shall negotiate in good faith to agree to the terms and conditions upon which such services would be added to this Agreement, it being agreed that the charges for such services should be determined on a basis consistent with the methodology for determining the initial prices provided for in Section 5.01.

Section 2.02.                          Duration of Services.  Subject to the terms of this Agreement, Provider shall provide (or cause to be provided) to the Recipients each Service until the earlier to occur of, with respect to each such Service, (i) the expiration of the period of the maximum duration for such Service as set forth on Schedule A or Schedule B (each a “Schedule”, and collectively, the “Schedules”) or (ii) the date on which such Service is terminated under Section 9.01(b); provided, however, that each Recipient shall use its commercially reasonable efforts in good faith to transition itself to a stand-alone entity with respect to each Service during the period for such Service as set forth in the relevant Schedules; and provided, further, that in the event that the expiration of the period of the maximum duration is not set forth in Schedule A or Schedule B and such Services are not earlier terminated under Section 9.01(b), the Parties’ obligations with respect to the provision of any such Services and payment for any such Services shall terminate on December 31, 2015.

Section 2.03.                          Transition Services Managers.  (a) Navy hereby appoints and designates the individual holding the Navy position set forth on Exhibit I to act as its initial services manager (the “Navy Services Manager”), who will be directly responsible for coordinating and managing the delivery of the Services and have authority to act on Navy’s behalf with respect to matters relating to this Agreement.  The Navy Services Manager will work with the personnel of the Navy Group to periodically address issues and matters raised by Red Lion relating to this Agreement.  Notwithstanding the requirements of Section 10.05, all communications from Red Lion to Navy pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the Navy Services Manager, or such other individual as specified by the Navy Services Manager in writing and delivered to Red Lion by email or facsimile transmission with receipt confirmed.  In the event the Navy Services Manager is unavailable or intends to be unavailable, the Navy Services Manager shall promptly specify another individual to serve as the Navy Services Manager in the interim. Navy shall notify Red Lion of the appointment of a different Navy Services Manager, if necessary, in accordance with Section 10.05.

(b)                                 Red Lion hereby appoints and designates the individual holding the Red Lion position set forth on Exhibit I to act as its initial services manager (the “Red Lion Services Manager”), who will be directly responsible for coordinating and managing the receipt of the Services and have authority to act on Red Lion’s behalf with respect to matters relating to this Agreement.  The Red Lion Services Manager will work with the personnel of Red Lion Entities to periodically address issues and matters raised by Navy relating to this Agreement.  Notwithstanding the requirements of Section 10.05, all communications from Navy to Red Lion pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the Red Lion Services Manager or such other individual as specified by the Red Lion Services Manager in writing and delivered to Navy by email or facsimile transmission with receipt confirmed.  In the event the Red Lion Services Manager is unavailable or intends to be unavailable, the Red Lion Manager shall promptly specify another individual to serve as the Red Lion Services Manager in the interim. Red Lion shall notify Navy of the appointment of a different Red Lion Services Manager, if necessary, in accordance with Section 10.05.

Section 2.04.                          Personnel.  (a) The Provider will have the right, in its reasonable discretion, to (i) designate which personnel it will assign to perform any Service, and (ii) remove and replace such personnel at any time, so long as there is no resulting increase in costs or decrease in the level of service for the Recipient; provided, however, that each Navy Employee shall hold any required licenses and certifications necessary, and shall be fully qualified, to perform the applicable Service and the Provider will use commercially reasonable, good faith efforts to limit the disruption to the Recipient in the transition of the Services to different personnel.  For the avoidance of doubt, no Recipient or other member of the Red Lion Group shall have the authority to terminate any Navy Employee’s employment with Navy or any other third party.

(b)                                 In the event that the provision of any Service by the Provider requires, as set forth in the Schedules, the cooperation and services of the applicable personnel of the Recipient, the Recipient will make available such personnel as may be reasonably necessary to enable the Provider to provide such Service.  The Recipient will have the right, in its reasonable discretion, to (i) designate which personnel it will make available to the Provider in connection with the foregoing sentence, and (ii) remove and replace such personnel at any time, in each case so long as there is no resulting increase in costs to, or any materially adverse effect to the provision of such Service by, the Provider; provided, however, that the Recipient will use its commercially reasonable efforts to limit the disruption to the Provider in the transition of such personnel.  All personnel of the Recipient made available pursuant to this Section 2.04(b) shall be instructed to comply with the applicable policies and guidelines of the Provider while on Provider premises, including any policies and guidelines relating to enterprise information technology (EIT).

Section 2.05.                          Employee Benefits Transition.  Except as otherwise provided in Section 2.4(b) of the Employee Benefits Agreement, from the Separation Time through the last day of the quarter following the quarter in which the Closing Date occurs, Navy shall permit the Continuing Employees to continue to participate in the Navy Employee Benefits Plans listed on Schedule C at the same level of benefits and subject to the same terms and conditions that were applicable to such Continuing Employees immediately prior to the Separation Time (the “Benefits Transition”). Notwithstanding anything to the contrary in Section 5.01, the Parties agree that, as payment for the Benefits Transition, Red Lion shall pay Navy (a) the aggregate amount of all premiums (which, for the avoidance of doubt, includes both employer and employee premiums), at the rate(s) in effect as of the Separation Time, that are attributable to the Continuing Employees in connection with the insurance coverage and benefits provided under the Benefits Transition for the period from the Separation Time through termination of such Benefits Transition and (b) a separate amount equal to the incremental administrative cost of maintaining such insurance coverage and benefits (including applicable hardware and software maintenance and support charges) provided under the Benefits Transition for such period for the benefit of the Continuing Employees to the extent the premiums paid pursuant to (a) do not already include such incremental administrative cost. Penny and Red Lion shall each jointly and severally indemnify and hold Navy and its Subsidiaries, other than the Red Lion Entities, harmless for any (i) liability arising solely from the Continuing Employees’ continued participation in any Navy Employee Benefit Plan listed on Schedule C hereto after the Separation Time and (ii) claim or liability arising in connection with the treatment of any such Navy Employee Benefit Plan as a multiple employer welfare arrangement as a result of any Continuing Employee’s participation in any such Navy Employee Benefit Plan, whether upon or following the participation of a Continuing Employee; provided, however, that Navy and its Subsidiaries shall take commercially reasonable efforts to cooperate with Penny and Red Lion in defending against any claims for any such liability.

ARTICLE III

OTHER ARRANGEMENTS

Section 3.01.                          Third Party Licenses and Consents.  The Parties shall use commercially reasonable efforts to obtain, and to keep and maintain in effect, all governmental or third party licenses and consents required for the provision of any Service by a Provider in accordance with the terms of this Agreement; provided, that if a Provider is unable to obtain or maintain any such license or consent, such Provider shall promptly notify the Recipient in writing and shall, and shall cause its Affiliates to, use commercially reasonable efforts to implement an appropriate alternative arrangement.  To the extent such failure to obtain or maintain any such license or consent is not due to Provider’s own negligence or other failure to satisfy Provider’s obligations hereunder, the reasonable costs relating to obtaining any such licenses or consents, to the extent attributable to the Services, shall be borne by the Recipient; provided, that the Provider shall not incur any such costs without the prior written consent of the Recipient.  If any such license, consent or permissible alternative arrangement is not reasonably available despite the commercially reasonable efforts of the Provider and its Affiliates, such Provider shall not be required to provide the affected Services, and in the event the Provider ceases providing such Services, the Recipient shall have no obligation to pay any Service Charges or Termination Charges in respect of periods after the date the Provider ceases providing such Service.  A Provider shall not, without the Recipient’s prior written consent, enter into any contract or agreement, or modify the terms of any existing contract or agreement, if as a result: (a) the provision of any Service would violate the terms of such contract or agreement; (b) costs payable or potentially payable by Recipient would increase; (c) or such Provider could otherwise become unable to provide any Service.

Section 3.02.                          Third Party Providers.  If a Provider receives written notice from any third party service provider that such Person intends to terminate a service pursuant to which such Provider provides, or causes to be provided, a Service to the Recipient, then such Provider shall provide a copy of such written notice to the Recipient and shall use commercially reasonable efforts to secure the continued provision of that service from such third party or an alternative service provider.  In any such event, Recipient shall have no obligation to pay any Service Charge or Termination Charge or otherwise pay any third party costs or expenses relating to such terminated Services in respect of periods after the date of the termination of such Service that has not been continued or for which alternative arrangements have been made.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01.                          Navy Computer-Based and Other Resources.  (a) As of the date of this Agreement, except as otherwise expressly provided in the Schedules to this Agreement or the Separation Agreement, or as otherwise agreed to by the parties in the Merger Agreement, in any other Ancillary Agreement, or in the Project Services Agreement, or as otherwise agreed to by the parties, or unless required in connection with the performance of or delivery of a Service, Red Lion and its Affiliates shall cease to use and shall have no further access to, and Navy shall have no obligation to otherwise provide, the Navy intranet and other owned or licensed computer software, networks, hardware or technology of Navy or its Affiliates and shall have no access to, and Navy shall have no obligation to otherwise provide, computer-based resources (including e-mail and access to Navy’s or its Affiliates’ computer networks and databases) that require a password or are available on a secured access basis only.  From and after the date of this

Agreement, Red Lion and its Affiliates shall cause all of their personnel having access to the Navy intranet or such other Navy computer software (including source code and object code versions of any applications programs, operating system software, computer software languages, utilities, tools and other computer programs of Navy, in whatever form or media (including the tangible media upon which such are recorded or printed), together with all corrections, improvements, updates and releases thereof), networks, hardware, technology or computer based resources pursuant to the Separation Agreement, any Transaction Document or in connection with performance, receipt or delivery of a Service to comply with all security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of Navy and its Affiliates to the extent (i) set forth in Schedule D and (ii) Navy provides Red Lion a copy or summary of the applicable guideline.  Red Lion shall ensure that the access contemplated by this Section 4.01 shall be used by such Red Lion personnel, employees, agents or contractors only for the purposes of performing, receiving and/or delivering the Services or as otherwise contemplated by, and subject to the terms of, this Agreement.  For the avoidance of doubt, except as provided in the Project Services Agreement with regards to the Clone and MFT, as those terms are defined therein, Red Lion shall ensure that Navy computer software (including source code and object code versions of any applications programs, operating system software, computer software languages, utilities, tools and other computer programs of Navy, in whatever form or media (including the tangible media upon which such are recorded or printed), together with all corrections, improvements, updates and releases thereof) to which Red Lion has access (x) shall be used solely in connection with Red Lion’s performance, receipt or delivery of the Services hereunder (and shall not be used by or on behalf of Red Lion for any purpose whatsoever following the termination or expiration of this Agreement, except to the extent otherwise agreed in writing by Navy in its sole discretion), (y) shall not be modified by or on behalf of Red Lion, and (z) shall not be modified, copied, emulated or otherwise utilized in connection with any other activity, including not being used by or on behalf of Red Lion to create software applications of equivalent or similar functionality as that of Navy software.

(b)                                 Except as expressly provided in this Agreement, the Separation Agreement, the Merger Agreement or any other Ancillary Agreement, or unless required in connection with the performance or delivery of any Services, each of the Parties and its Affiliates shall cease using (and shall cause their employees to cease using) the services made available by the other Party and its Affiliates prior to the date of this Agreement.

Section 4.02.                          Co-location and Facilities Matters.  (a) Navy hereby grants to Red Lion and its Affiliates a limited license to use and access space at certain facilities and to continue to use certain equipment located at such facilities (including use of office security and badge services), in each case as listed in Schedule B (the “Facilities”), for substantially the same purposes and in substantially the same manner used immediately prior to the date of this Agreement.  For the avoidance of doubt, at each of the Facilities, Navy shall, in addition to providing access and the right to use such facilities, shall provide to the personnel of Red Lion and its Affiliates substantially all ancillary services that are provided as of the date of this Agreement to its own personnel at such facility, such as, by way of example and not limitation: reception, general maintenance (subject to the immediately following sentence), janitorial, security (subject to the immediately following sentence) and telephone services; access to duplication, facsimile, printing and other similar office services; and use of cafeteria, break room, restroom and other similar facilities.  Unless otherwise provided in the Schedules, such ancillary services shall include (A) in the case of security, those services provided in connection with shared areas of a Facility, it being understood that the Provider shall not provide security services to Recipient-specific areas of Provider’s facility under the control of Recipient (to the extent that it is reasonably practicable for Recipient to provide such services with respect to any such Recipient-specific area) or security passes that permit entrance to Provider-specific areas of Provider’s facility, except to the extent necessary for Recipient’s personnel to access Recipient-specific areas or common areas of the facility, and (B) in the case of maintenance services, those services historically provided that are general in nature and within the scope of customary maintenance of ordinary wear and tear.

(b)                                 Red Lion shall only permit its authorized Representatives, contractors, invitees or licensees to use the Facilities, except as otherwise permitted by Navy in writing.  Red Lion shall, and shall cause its respective Subsidiaries, Representatives, contractors, invitees or licensees to, vacate Navy’s Facilities at or prior to the expiration date relating to each Facility set forth in Schedule B and shall deliver over to Navy or its Subsidiaries, as applicable, the Facilities in substantially the same repair and condition at that date as on the date of this Agreement, ordinary wear and tear and any condition caused by Navy or its Subsidiaries excepted; provided, however, that in the event that the third-party lease for a Facility specifies otherwise, Red Lion shall deliver over such Facility in such repair and condition (taking into account the date that the Party began its occupation of such Facility) as set forth in the third-party lease.  In addition to the access rights provided under Section 4.03, Navy or its Subsidiaries, or the landlord in respect of any third-party lease, shall have reasonable access to their respective Facilities from time to time as reasonably necessary for the security and maintenance thereof in accordance with past practice, the terms of this Agreement and the terms of any third-party lease agreement, if applicable.  Red Lion agrees to maintain commercially appropriate and customary levels (in no event less than what is required by the landlord under the applicable lease agreement) of property and liability insurance in respect of the Facilities the Recipients occupy and the activities conducted thereon and to be responsible for, and to indemnify and hold harmless Navy and other parties in accordance with Article VII in respect of, the acts and omissions of the Recipients’ Representatives, contractors, invitees and licensees.  Red Lion shall, and shall cause its Subsidiaries, Representatives, contractors, invitees and licensees to, comply in all material respects with (i) all Laws applicable to their use or occupation of any Facility including those relating to environmental and workplace safety matters, (ii) Navy’s applicable site rules, regulations, policies and procedures, and (iii) any applicable requirements of any third-party lease governing any Facility.  Navy shall, and shall cause its Subsidiaries, Representatives, contractors, invitees and licensees to, comply in all material respects with (i) all Laws applicable to their use or occupation of any Facility including those relating to environmental and workplace safety matters, (ii) Navy’s applicable site rules, regulations, policies and procedures, and (iii) any applicable requirements of any third-party lease governing any Facility.  Red Lion shall not make, and shall cause its Subsidiaries, Representatives, contractors, invitees and licensees to refrain from making, any material alterations or improvements to the Facilities except with the prior written approval of the other Navy or its Subsidiaries, as applicable, which consent Navy may withhold in its sole discretion.  Navy shall provide heating, cooling, electricity and other utility services for the Facilities substantially consistent with levels provided prior to the date of this Agreement.  The rights granted pursuant to this Section 4.02 shall be in the nature of a license and shall not create a leasehold or other estate or possessory rights in Red

Lion, or its Subsidiaries, Representatives, contractors, invitees or licensees, with respect to the Facilities.

Section 4.03.                          Access.  (a) Red Lion shall, and shall cause its Subsidiaries to, allow Navy and its Representatives reasonable access during normal business hours to the Facilities (and portions thereof) occupied by Red Lion necessary for Navy to fulfill its obligations under this Agreement provided, however, that Navy and each Provider will use its commercially reasonable, good faith efforts to limit the disruption to the Recipient in the fulfillment of its obligations under this Agreement.

(b)                                 Notwithstanding the other rights of access of the Parties under this Agreement, Navy shall, and shall cause its Subsidiaries to, afford Red Lion, its Subsidiaries and Representatives, following not less than five (5) business days’ prior written notice from Red Lion, reasonable access during normal business hours to the facilities, information, systems, infrastructure, and personnel of the Providers as reasonably necessary for Red Lion to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided, however, such access shall not unreasonably disrupt any of the business or operations of Navy or its Subsidiaries.

Section 4.04.                          Cooperation.  It is understood that it will require the significant efforts of both Parties to implement this Agreement and to ensure performance of this Agreement by the Parties at the agreed upon levels in accordance with all of the terms and conditions of this Agreement.  The Parties will cooperate, acting in good faith and using commercially reasonable efforts, to effect a smooth and orderly provision and transition of the Services provided under this Agreement from the Provider to the Recipient (including repairs & maintenance Services and the assignment or transfer of the rights and obligations under any third-party contracts relating to the Services); provided, however, that this Section 4.04 shall not require either Party to incur any material out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties.

ARTICLE V

COSTS AND DISBURSEMENTS

Section 5.01.                          Costs and Disbursements.  (a) Except as otherwise provided in this Agreement or in the Schedules to this Agreement, a Recipient of Services shall pay to the Provider of such Services an agreed upon monthly fee for the Services based on Provider’s cost of providing such Services (or category of Services, as applicable), including such Provider’s customary allocation of overhead expenses and leveraged assets, services and resources (including applicable hardware and software maintenance and support charges), but excluding any out-of-pocket costs and expenses payable to third party service providers or sellers of hardware and software (each such fee constituting a “Service Charge” and, collectively, “Service Charges”).  During the term of this Agreement, the amount of a Service Charge for any Services (or category of Services, as applicable) shall not increase, except to the extent (i) appropriate to reflect an increase in the volume of Services received or requested by any Recipient, or (ii)  as otherwise mutually agreed to by the Parties.  The relevant Schedule shall be updated to reflect such increase in Service Charges.  All charges based on a monthly or other time basis will be pro-rated based on actual days elapsed during the period of service.  In addition to the Service Charges, the Recipient shall reimburse the Provider for any out-of-pocket costs and expenses payable to any third party service providers that are providing Services or any acquisitions of hardware and software.

(b)                                 The Provider shall deliver an invoice to the Recipient for all Service Charges (and any taxes due and owing in accordance with Section 5.02), plus any out-of-pocket costs and expenses payable (i) to any third party service providers that are providing Services and (ii) to sellers of any acquired hardware and software, on a monthly basis beginning on the second (2nd) month following the Closing Date, in arrears for the Service Charges and any out-of-pocket costs and expenses due to the Provider under this Agreement.  The Recipient shall pay the undisputed amount of each such invoice by wire transfer to the Provider within fifteen (15) days of the receipt of each such invoice.  If the Recipient fails to pay such amount by such date, the Recipient shall be obligated to pay to the Provider, in addition to the amount due, interest at an annual interest rate of five percent (5%) (the “Interest Payment”), accruing from the date the payment was due through the date of actual payment.  The Provider shall provide the Recipient with data and documentation (including copies of all applicable third-party invoices) reasonably satisfactory to the Recipient (i) supporting the calculation of any Service Charges that are increased pursuant to Section 5.01(a); (ii) supporting any Service Charges that are variable from month to month (including as a result of any increase or reduction in Services or otherwise) or (iii) supporting any out-of-pocket costs and expenses payable to any third party service providers that provided Services and any sellers of hardware and software for the purpose of verifying the accuracy of such calculation.

(c)                                  Subject to the confidentiality provisions set forth in Section 10.03, Navy shall, and shall cause its Affiliates to, provide, upon ten (10) days’ prior written notice from Red Lion, any information within its or its Affiliates’ possession that Red Lion reasonably requests in connection with any Services being provided (either by Navy or any of its Affiliates or an unaffiliated third-party provider), including any applicable invoices, agreements documenting the arrangements between Affiliate or third-party provider and the Provider and other supporting documentation.

Section 5.02.                          Taxes.  (a) Without limiting any provisions of this Agreement, the Recipient shall bear any and all sales, use, transaction, services, gross receipts (to the extent imposed in lieu of sales or transfer taxes) and transfer taxes and other similar charges (and any related interest and penalties) imposed on, or payable with respect to, Services and any fees or charges, including any Service Charges, payable by it pursuant to this Agreement (any such taxes or amounts “Service Taxes”).

(b)                                 Notwithstanding anything to the contrary in Section 5.02(a) or elsewhere in this Agreement, the Recipient shall be entitled to withhold from any payments to the Provider any such taxes that Recipient is required by law to withhold and shall pay over such taxes to the applicable taxing authority.  If the Recipient withholds any amounts respecting Service Taxes, the sum payable by the Recipient to the Provider shall be increased as necessary so that after such withholding has been made (including such withholdings applicable to the additional amounts payable under this Section), the Provider receives an amount equal to the sum it would have received had no such withholding been made.

Section 5.03.                          No Right to Set-Off.  The Recipient shall pay the full amount of Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to the Provider under this Agreement on account of any obligation owed by the Provider to the Recipient that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.

Section 5.04.                          Allocation of Rebates.  If (a) the Provider receives rebates applicable to resources utilized by the Provider to provide the Services, (b) such rebate applies to a period of time during which the Provider utilized the subject of such rebate to provide the Services, and (c) the Recipient has paid all Service Charges relating to such Services for the period of time to which such rebate applies, then to the extent the Provider has received such rebate (either as a cash payment or as a credit against fees on an invoice), such rebate shall be allocated between the Provider and the Recipient on a pro rata basis to reflect the relative percentage of the usage of the applicable resource for the benefit of the Provider or the Recipient, respectively.  Where a rebate does not correspond to a particular Service category, Service Charge category, or time period during which the Services were provided, the applicable rebate shall be adjusted or divided as appropriate to derive an effective rebate rate for the Service categories, Service Charge categories, and time periods with respect to which rebates are to be allocated pursuant to this Section 5.04.

ARTICLE VI

STANDARD FOR SERVICE

Section 6.01.                          Standard for Service.  (a) Except where the Provider is restricted by an existing contract with a third party or by Law, and unless any Schedule hereto indicates otherwise or the parties shall agree in writing to a different arrangement, Navy agrees to, and to cause each Provider (i) to comply with all applicable Laws and perform the Services such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than the nature, quality, standard of care and service levels at which the same or similar services were performed by or on behalf of the Provider during the twelve-month period prior to the Closing Date (or, if not so previously provided, then substantially similar to that which are applicable to similar services provided to the Provider’s Affiliates or other business components); and (ii) upon receipt of written notice from the Recipient identifying any outage, interruption or other failure of any Service, to respond to such outage, interruption or other failure of any Services in a manner that is no less than that which is substantially similar to the manner in which such Provider or its Affiliates responded to any outage, interruption or other failure of the same or similar services during the twelve-month period prior to the Closing Date (the Parties acknowledge that an outage, interruption or other failure of any Service shall not be deemed to be a breach of the provisions of this Section 6.01 so long as the applicable Provider complies with this clause (ii)).  As of or following the date of this Agreement, if the Provider is or becomes aware of any restriction on the Provider by an existing contract with a third-party that would restrict the nature, quality, standard of care or service levels applicable to delivery of the Services to be provided by the Provider to the Recipient, the Provider shall promptly notify the Recipient of any such restriction (which notice shall in any event precede any change to, or reduction in, the nature, quality, standard of care or service levels applicable to delivery of the Services resulting from such restriction) and use good faith efforts to provide such Services in a manner as closely as possible to the standards described in this Section 6.01, and the Parties shall negotiate in good faith an amendment to the applicable Schedule to reflect such change to, or reduction in, the nature, quality, standard of care or service levels of the Service, as applicable.  The Provider shall have no obligation to provide any Services hereunder in respect of any business, assets or properties acquired by the Recipient or any of its Affiliates subsequent to the Closing Date.

(b)                                 It is understood and agreed that a Provider may (but is not obligated to) from time to time modify, change or enhance the manner, nature, quality and/or standard of care of any Service provided to the Recipient to the extent such Provider is making a similar change in the performance of such services for the Provider and its Affiliates.  The Provider shall promptly furnish to Recipient notice with respect to such modifications, changes or enhancements, including a reasonably detailed description thereof. To the extent any such modification or change affects a Service and relates to technology, software or information systems, the Provider shall have no obligation to continue to provide, or cause to be provided, such Service using the prior technology, software or information systems, but shall be required to provide such Service in accordance with this Agreement (or an alternate service that meets the requirements for such Service set out in Schedule A) using its upgraded or changed technology, software or information systems.  Any reasonable incremental expense incurred by the Provider in making any such modification, change or enhancement to the Services performed hereunder or in providing such Services on an ongoing basis shall be taken into account in the calculation of Service Costs to the extent contemplated by Section 5.01(a); provided, no such incremental cost in making any such modification, change or enhancement to the Services performed hereunder or in providing such Services on an ongoing basis shall be taken into account to the extent an alternative service is utilized by Provider. The Provider shall have no obligation to provide, or cause to be provided, Services to the extent any changes are made to the Recipient’s business that materially increase or materially adversely increase the Provider’s burden with respect to the provision of such Services or that make commercially impracticable the provision of such Services, unless and only to the extent the Parties otherwise agree in writing or as expressly set forth herein.

(c)                                  The Provider shall have the right to shut down temporarily for maintenance purposes the operation of the Facilities providing any Service whenever, in the Provider’s sole and absolute discretion, such action is necessary; provided, however, that no preplanned temporary shutdown shall occur with less than forty-eight (48) hours’ advance notice to the applicable Recipient. For clarity, the Provider may temporarily close Facilities without advance notice in order to perform maintenance in response to an emergency or an event that impairs the use of the Facility.  The Provider shall be relieved of its obligations to provide the Services affected by such shutdown during the period that its Facilities are so shut down, and the Recipient shall be relieved of its obligations to pay the Service Charges and potential Termination Charges related to such Services in respect of periods after the date the applicable Services so shut down.

Section 6.02.                          Disclaimer of Warranties.  Except as expressly set forth in this Agreement, the Parties acknowledge and agree that the Services are provided as-is, that the Recipients assume all risks and liability arising from or relating to its use of and reliance upon the Services and each Provider makes no representation or warranty with respect thereto.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PROVIDERS HEREBY EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE TRANSITION SERVICES FOR A PARTICULAR PURPOSE.

Section 6.03.                          Compliance with Laws and Regulations.  Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.  No Party will knowingly take any action in violation of any such applicable Law that results in liability being imposed on the other Party.

ARTICLE VII

LIMITED LIABILITY AND INDEMNIFICATION

Section 7.01.                          Personal Injury.  EACH PARTY (AS AN INDEMNIFYING PARTY) SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AND AGENTS (ALL AS INDEMNIFIED PARTIES) FREE AND HARMLESS FROM AND AGAINST ALL LOSSES IN CONNECTION HEREWITH IN RESPECT OF INJURY TO OR DEATH OR SICKNESS OF ANY EMPLOYEE, AGENT, OR REPRESENTATIVE OF THE INDEMNIFYING PARTY, ITS AFFILIATES OR THEIR CONTRACTORS OR SUBCONTRACTORS OF ANY PARTY, HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE) OF THE INDEMNIFIED PARTIES, EXCEPT TO THE EXTENT SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY.

Section 7.02.                          Indirect and Other Damages.  Notwithstanding anything to the contrary contained in this Agreement, the Providers shall not be liable to the Recipient or any of its Affiliates or Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, for any punitive, special, indirect, incidental, consequential, or exemplary damages (including any lost profits, lost savings, loss of reputation or loss of opportunity included in such damages), which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by the Providers (including any Affiliates and Representatives of a Provider and any third-party providers, in each case, providing the applicable Services) under this Agreement or the provision of, or failure to provide, any Services under this Agreement; provided, however, that (i) the Provider may be liable to the other Party for any such damages that result directly from the willful misconduct or gross negligence of the Providers, and (ii) to the extent a Party is otherwise determined to be entitled to recover any punitive, special, indirect, incidental, consequential, or exemplary damages, such damages may be recovered only to the extent the Party claiming such damages has actually paid amounts to a third party as part of a judgment or settlement.

Section 7.03.                          Limitation of Liability.  Subject to Section 7.04, the liabilities of each Provider and its Affiliates and Representatives, collectively, under this Agreement for any act or failure to act in connection herewith (including the performance or breach of this Agreement), or from the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the total aggregate Service Charges (excluding any third-party costs and expenses included in such Service Charges) actually paid to such Provider by the Recipient pursuant to this Agreement.

Section 7.04.                          Obligation To Re-perform; Liabilities.  In the event of any breach of this Agreement by any Provider with respect to the provision of any Services (with respect to which the Provider can reasonably be expected to re-perform in a commercially reasonable manner), the Provider shall (a) promptly correct in all material respects such error, defect or breach or re-perform in all material respects such Services at the written request of the Recipient and at the sole cost and expense of the Provider and (b)  subject to the limitations set forth in Sections 7.01 and 7.02, reimburse the Recipient and its Affiliates and Representatives for liabilities attributable to such breach by the Provider.  Other than as set forth in Section 7.06, the remedy set forth in this Section 7.04 shall be the sole and exclusive remedy of the Recipient for any such breach of this Agreement.  Any request for re-performance in accordance with this Section 7.04 by the Recipient must be in writing and specify in reasonable detail the particular error, defect or breach, and such request must be made no more than one (1) month from the date such breach occurred.

Section 7.05.                          Release and Recipient Indemnity.  Subject to Section 7.01, each Recipient hereby releases the Providers and their Affiliates and Representatives (each, a “Provider Indemnified Party”), and each Recipient hereby agrees to indemnify, defend and hold harmless each such Provider Indemnified Party from and against any and all liabilities arising from, relating to or in connection with the use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services, except to the extent that such liabilities arise out of, relate to or are a consequence of the applicable Provider Indemnified Party’s bad faith, gross negligence or willful misconduct.

Section 7.06.                          Provider Indemnity.  Subject to Section 7.01, each Provider hereby agrees to indemnify, defend and hold harmless the Recipients and their Affiliates and Representatives (each a “Recipient Indemnified Party”), from and against any and all liabilities arising from, relating to or in connection with the use of any Services by such Recipient or any of its Affiliates, Representatives or other Persons using such Services or in connection with the sale, delivery, provision or use of any Services provided under or contemplated by this Agreement to the extent that such liabilities arise out of, relate to or are a consequence of the applicable Provider’s bad faith, gross negligence or willful misconduct.

Section 7.07.                          Indemnification Procedures.  The provisions of Article III of the Separation Agreement shall govern claims for indemnification under this Agreement.

Section 7.08.                          Liability for Payment Obligations.  Nothing in this Article VII shall be deemed to eliminate or limit, in any respect, Red Lion’s express obligation in this Agreement to pay Termination Charges or Service Charges for Services rendered in accordance with this Agreement.

Section 7.09.                          Exclusion of Other Remedies.  The provisions of Sections 7.04, 7.05 and 7.06 of this Agreement, subject to Section 7.03, shall be the sole and exclusive remedies of the Provider Indemnified Parties and the Recipient Indemnified Parties, as applicable, for any claim, loss, damage, expense or liability, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under this Agreement.

ARTICLE VIII

DISPUTE RESOLUTION

Section 8.01.                          Dispute Resolution.  (a) In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation or allocation of the costs of any Service, including claims seeking redress or asserting rights under any Law (each, a “Dispute”), Navy and Red Lion agree that the Navy Services Manager and the Red Lion Services Manager (or such other persons as Navy and Red Lion may designate) shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of Navy and Red Lion within fifteen (15) days after the initial written notice of the Dispute (or such longer period as the Parties may agree), then such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article V of the Separation Agreement; provided, that such dispute resolution process shall not modify or add to the remedies available to the Parties under this Agreement.

(b)                                 In any Dispute regarding the amount of a Service Charge, if after such Dispute is finally resolved pursuant to the dispute resolution process set forth or referred to in Section 8.01(a), it is determined that the Service Charge that the Provider has invoiced the Recipient, and that the Recipient has paid to the Provider, is greater or less than the amount that the Service Charge should have been, then (a) if it is determined that the Recipient has overpaid the Service Charge, the Provider shall within five (5) business days after such determination reimburse the Recipient an amount of cash equal to such overpayment, plus the Interest Payment, accruing from the date of payment by the Recipient to the time of reimbursement by the Provider; and (b) if it is determined that the Recipient has underpaid the Service Charge, the Recipient shall within five (5) business days after such determination reimburse the Provider an amount of cash equal to such underpayment, plus the Interest Payment, accruing from the date such payment originally should have been made by the Recipient to the time of payment by the Recipient.

ARTICLE IX

TERM AND TERMINATION

Section 9.01.                          Term and Termination.  (a) This Agreement shall commence immediately upon the Closing Date and shall terminate upon the earlier to occur of:  (i) the last date on which either Party is obligated to provide any Service to the other Party in accordance with the terms of this Agreement or (ii) the mutual written agreement of the Parties to terminate this Agreement in its entirety; provided, however, that this Agreement shall terminate with respect to any individual Service (or category of Services, as applicable), (i) automatically upon the completion of such individual Service (or category of Services, as applicable) or (ii) upon the mutual written agreement of the Parties to terminate this Agreement with respect to such individual Service (or category of Services, as applicable).

(b)                                 (i) Without prejudice to a Recipient’s rights with respect to a Force Majeure, a Recipient may from time to time terminate this Agreement with respect to any individual Service or the entirety of the Services or any portion thereof, (A) for any reason or no reason (y) upon providing to the Provider sixty (60) days’ prior written notice, and (z) subject to the obligation to pay any applicable Termination Charges pursuant to Section 9.02, or (B) if the Provider of such Service has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist thirty (30) days after receipt by the Provider of written notice of such failure from the Recipient; and (ii) a Provider may terminate this Agreement with respect to one or more Services, in whole but not in part, at any time upon prior written notice to the Recipient if the Recipient has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of Service Charges when due, and such failure shall be continued uncured for a period of thirty (30) days after receipt by the Recipient of a written notice of such failure from the Provider.  The relevant Schedule shall be updated to reflect any terminated Service.  In the event that any Service is terminated other than at the end of a month, the Service Charge associated with such Service shall be pro-rated for the remainder of such month appropriately.  The Parties acknowledge that there may be interdependencies among the Services being provided under this Agreement that are not identified on the applicable Schedules, and agree that if the Provider’s ability to provide a particular Service in accordance with this Agreement is materially and adversely impacted by the termination of another Service in accordance with Section 9.01(b)(i)(A) prior to the expiration of the period of the maximum duration for such Service, the Parties shall negotiate in good faith to amend the Schedule relating to such impacted continuing Service, which amendment shall be consistent with the terms of, and the pricing methodology used for, comparable Services.

(c)                                  A Recipient may from time to time request a reduction in part of the scope or amount of any Service.  If requested to do so by Recipient, the Provider agrees to discuss in good faith appropriate reductions to the relevant Service Charges in light of all relevant factors including the costs and benefits to the Provider of any such reductions.  If, after such discussions, and without prejudice to Recipient’s rights under Section 9.01(b), the Recipient and the Provider do not agree to any requested reduction of the scope or amount of any Service and the relevant Service Charges in connection therewith, then there shall be no change to the scope or amount of any Services or Service Charges under this Agreement.  In the event that a Recipient and a Provider agreed to any reduction of Service and the relevant Service Charges, the relevant Schedule shall be updated to reflect such reduced Service.  In the event that any Service is reduced other than at the end of a month, the Service Charge associated with such Service for the month in which such Service is reduced shall be pro-rated appropriately.

Section 9.02.                          Effect of Termination.  Upon termination of any Service pursuant to this Agreement, the Provider of the terminated Service will have no further obligation to provide the terminated Service, and the relevant Recipient will have no obligation to pay any future Service Charges relating to any such Service; provided, that the Recipient shall remain obligated to the relevant Provider for the (i) Service Charges owed and payable in respect of Services provided prior to the effective date of termination and (ii) any applicable Termination Charges.  In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, Article VII (including liability in respect of any indemnifiable liabilities under this Agreement arising or occurring on or prior to the date of termination), Article VIII, Article IX, Article X, all confidentiality obligations under this Agreement and liability for all due and unpaid Service Charges and any applicable Termination Charges payable pursuant to the early termination of a Service, shall continue to survive indefinitely.

Section 9.03.                          Force Majeure.  (a) No Provider (nor any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure; provided, that (i) the Provider (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of Force Majeure on its obligations; and (ii) the nature, quality and standard of care that the Provider shall provide in delivering a Service after a Force Majeure shall be substantially the same as the nature, quality and standard of care that the Provider provides to its Affiliates and its other business components with respect to such Service.  In the event of an occurrence of a Force Majeure, the Provider shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and the Provider shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause. In such event, the Recipient shall be relieved of any and all obligations in respect of the payment of any Service Charge for the applicable suspended Service with respect to the period of time such Service is suspended as a result of the applicable Force Majeure.

(b)                                 During the term of this Agreement, including during the period of a Force Majeure, the Recipient shall be entitled to seek an alternative service provider with respect to any Service(s) (at Recipient’s own expense).

ARTICLE X

GENERAL PROVISIONS

Section 10.01.                   No Agency.  Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party an agent of another unaffiliated party in the conduct of such other party’s business.  Each Provider of any Service under this Agreement shall act as an independent contractor and not as the agent of the Recipient in performing such Service, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign.

Section 10.02.                   Subcontractors.  A Provider may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided, that (i) such Provider shall use the same degree of care in selecting any such subcontractor as it would if such contractor was being retained to provide similar services to the Provider and (ii) such Provider shall in all cases remain responsible for all of its obligations under this Agreement with respect to the scope of the Services, the standard for services as set forth in Article VI and the content of the Services provided to the Recipient.

Section 10.03.                   Treatment of Confidential Information.  (a) The Parties shall not, and shall cause all other persons providing Services or having access to information of the other Party that is known to such Party as confidential or proprietary (“Confidential Information”) not to, disclose to any other person or use, except for purposes of this Agreement, any Confidential Information of the other Party; provided, however, that each Party may disclose Confidential Information of the other Party, to the extent permitted by applicable Law:  (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required to be made to any Governmental Authority having jurisdiction over the disclosing Party; or (iii) in order to comply with applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding.  In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege.  In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.  Navy’s Confidential Information shall include any data and software that Red Lion or any of its Affiliates are provided or have access to solely as a result of the access rights provided in Section 4.01.

(b)                                 Each Party shall, and shall cause its Representatives to protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature.

(c)                                  Each Party shall cause its Representatives to agree to be bound by the same restrictions on use and disclosure of Confidential Information as are binding upon such Party in advance of the disclosure of any such Confidential Information to them.

(d)                                 Each Party shall comply with all applicable state, federal and foreign privacy and data protection Laws that are or that may in the future be applicable to the provision of Services under this Agreement.

Section 10.04.                   Further Assurances.  Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement.

Section 10.05.                   Notices.  Except with respect to routine communications by the Navy Services Manager and Red Lion Services Manager under Section 2.03, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.05):

(i)                                     if to Navy:

Nabors Industries Ltd.

Crown House

Second Floor

4 Par-la-Ville Road

Hamilton, HM 08

Bermuda

Attention: Corporate Secretary

with a copy to:

Nabors Corporate Services, Inc.

515 West Greens Road, Suite 1200

Houston, Texas 66057

Attention: General Counsel

Facsimile: (281) 775-4319

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Attention:  Charles J. Conroy

Scott W. Golenbock

Facsimile: (212) 822-5219

(ii)                                  if to Red Lion:

C&J Energy Services Ltd.

Canon’s Court

22 Victoria Street

Hamilton HM12

Bermuda

Attention:  Corporate Secretary

with a copy to:

C&J Energy Services Ltd.

3990 Rogerdale Rd.

Houston, TX 77042

Attention: Steven Carter

Facsimile: (713) 325-5920

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill

Facsimile: (713) 615-5956

Section 10.06.                   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 10.07.                   Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement, the Separation Agreement, the Merger Agreement and the other Ancillary Agreements, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

Section 10.08.                   No Third-Party Beneficiaries.  Except as provided in Article VII with respect to Provider Indemnified Parties and Recipient Indemnified Parties, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of Navy or Red Lion, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 10.09.                   Governing Law.  This Agreement (and any claims or disputes arising out of or related to this Agreement or to the transactions contemplated by this Agreement or to the inducement of any Party to enter into this Agreement or the transactions contemplated by this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Section 10.10.                   Amendment.  No provision of this Agreement, including any Schedules to this Agreement, may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement or any such Schedules to this Agreement, as applicable, signed by all the Parties.

Section 10.11.                   Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Schedule are references to the Articles, Sections, paragraphs and Schedules of this Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) Navy and Red Lion have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless business days are expressly specified; and (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, if the last day of such period is not a business day, the period shall end on the next succeeding business day.

Section 10.12.                   Counterparts.  This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 10.13.                   Assignability.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however that either Party may assign its rights hereunder to an Affiliate without the prior written consent of the other Party; provided, further, that such assigning Party shall remain liable for its obligations hereunder notwithstanding such assignment.

Section 10.14.                   Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14.

Section 10.15.                   Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney or representative of either Navy or Red Lion or their respective predecessors, successors or Affiliates shall have any liability for any obligations or liabilities of Navy or Red Lion, respectively, under this Agreement or for any claims based on, in respect of, or by reason of, the transactions contemplated by this Agreement.

[The remainder of this page is Intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

NABORS RED LION LIMITED

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Director

Exhibit I

Services Managers

Position
Navy Services Manager	Sri Valleru, Vice President and Chief Information Officer

Red Lion Services Manager	Steven Carter, Chief Information Officer

Schedule A
Services

NOTES:

•                  Certain Services contemplated herein and intended to be governed by this Agreement are described in further detail in that certain Project Services Agreement by and between Nabors Corporate Services, Inc. (“NCS”) and C&J, including in Annexes 1-10 thereto.

•                  NCS IT Services are listed under ‘NCS IT Services’ column based on the type of service provided for the associated item.

•                  Certain Functional and Business Services to be provided by NCS and/or NCM are listed under ‘Provider of service to NCPS’ and ‘Provider of service to NPS’. If NCPS or NPS is listed in these columns, it indicates that these Function and Business Services will be provided internally by NCPS or NPS and are not part of the Functional and Business Services to be provided by NCS in accordance with the TSA.  In such instances, NCS will provide NCS IT Services in accordance with the TSA.

•                  Unless otherwise specified, all Services are provided to all business unit locations (H.O. and Remote).

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
IT	Access Control	Authentication	MS Active Directory	Microsoft	On-premise	SaaS	NCS	NCS	NCS IT
IT	Access Control	Network Account Management	myRequests	Nabors	On-premise	SaaS	NCS	NCS	NCS IT
IT	Access Control	Systems Access Management	myRequests	Nabors	On-premise	SaaS	NCS	NCS	NCS IT
IT	Common	File/Print	MS & Oracle	Microsoft	On-premise	PaaS	NCS	NCS	NCS IT
IT	Common	Collaboration	Sharepoint 2013	Microsoft	On-premise	SaaS	NCS	NCS	NCS IT
IT	Common	Requests (tickets) management	myRequests	Nabors	On-premise	SaaS	NCS	NCS	NCS IT
IT	Common	Email	Office365	Microsoft	SaaS	SaaS	NCS	NCS	NCS IT
IT	Common	Nabors imaged desktops				PaaS	NCS	NCS	Sourcing, image and the install services. Physical hardware or non-image related additional SW licenses coded directly to BU (NCPS & NPS)
IT	Common	HQ phone services				NCS			Maintain voicemail recording redirecting to new phone number

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
IT	Common	Mobile phones and aircards				IaaS	NCS to provide service NCPS to recover related expenses	NCS to provide service NPS to recover related expenses	Sourcing, image and the install services. Physical hardware or non-image related additional SW licenses and monthly carrier services coded directly to BU (NCPS & NPS)
IT	Common	LAN/WAN Communications, including VSAT support				IaaS	NCS to provide service NCPS to recover related expenses	NCS to provide service NPS to recover related expenses	Sourcing, image and the install services. Physical hardware or non-image related additional SW licenses and monthly carrier services coded directly to BU (NCPS & NPS)
IT/Sales & Marketing	Marketing	Nabors.com				IaaS	NCS	NCS
IT	Applications	Application support for all applications currently supported by NCS IT	Various	Various	Various	IaaS (details for specific application are listed under associated functions)	Various	Various
HR	Recruiting	Requisition Management	Taleo	Oracle	SaaS	SaaS	NCPS	NPS	All charges associated to external job site posting will be charged directly to the BU (NCPS & NPS) Services will end when C&J systems separation occurs (C&J version of the systems are cloned).
HR	Recruiting	Applicant Tracking	Taleo	Oracle	SaaS	SaaS	NCPS	NPS

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
HR	Recruiting	Offer Letter Management	Taleo	Oracle	SaaS	SaaS	NCPS to provide service; NCS to provide offer letter template management or appropriate system access to allow NCPS to report	NPS to provide service; NCS to provide offer letter template management or appropriate system access to allow NCPS to report
HR	Recruiting	Pre-employment screening	Taleo	Oracle	SaaS	SaaS	NCPS; NCS to manage vendors and background check packages	NPS; NCS to manage vendors and background check packages	All third party service charges will be coded/charged directly to the BU (NCPS & NPS)
HR	Employee Management	Employee On-boarding	Employee Portal	Nabors	On-premise	SaaS	NCPS	NPS
HR	Employee Management	Employee Management - Requisition	myWorkfoce - COS	Nabors	On-premise	SaaS	NCPS	NPS
HR	Employee Management	Employee Master Data Management (HR)	HCM - HR	Oracle	On-premise	SaaS	NCPS/NCS	NPS/NCS	Any oracle-based activities, including reports that must be run in Oracle rather than MyWorkforce, need to be provided by NCS
HR	Timetracking and Payroll	Vacation Requests	myPayroll- Vacation Requests	Nabors	On-premise	SaaS	NCPS	NPS
HR	Timetracking and Payroll	Time and Attendance - SGA & Field Support	myPayroll - Timesheets	Nabors	On-premise	SaaS	NCPS	NPS
HR	Timetracking and Payroll	Time and Attendance - Field Services	NFS	Nabors	On-premise	SaaS	NCPS	NPS
HR	Timetracking and Payroll	Payroll Processing	HCM - Payroll	Oracle	On-premise	SaaS	NCS	NCS
HR	Timetracking and Payroll	Grade Rate Table Management for Field Personnel	HCM - HR/Payroll	Oracle	On-premise	SaaS	NCS	NCS
HR	Timetracking and Payroll	Garnishments and court orders	HCM - Payroll	Oracle	On-premise	SaaS	NCS	NCS	NCS Payroll
HR	Timetracking and Payroll	Payroll Tax Reporting and Payments	HCM - Payroll	Oracle	On-premise	SaaS	NCS	NPS	NCS Payroll
HR	Timetracking and Payroll	Payroll Reporting (non-tax)	HCM - Payroll	Oracle	On-premise	SaaS	NCS	NPS
HR	Benefits	Employee Portal Self-service	myBenefits- Benefits Enrollment	Nabors	On-premise	SaaS	NCS	NCM
HR	Benefits	401(k) Rollover Assistance	BOL	Merrill Lynch	On-premise	PaaS	NCS	N/A	Includes KVS 401(k) information assistance
HR	Benefits	RRSP/NRSP Administration	HCM - OAB		On-premise	SaaS	N/A	NCM
HR	Benefits	Benefits Reporting	HCM - OAB	Oracle	On-premise	SaaS	NCS	NCM

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
HR	Benefits	H&W Benefits Administration & Billing	HCM - OAB	Oracle	On-premise	SaaS	NCS	NCM
HR	Benefits	COBRA Administration		HCSC		PaaS	NCS	N/A
HR	Benefits	Leave of Absence Administration	HCM - OAB	Nabors	On-premise	SaaS	NCS	NCM
HR	Benefits	Qualified Administration Medical Support	HCM - OAB	Oracle	On-premise	SaaS	NCS	N/A
HR	Benefits	Benefit Vendor Files	HCM - OAB	Oracle	On-premise	SaaS	NCS	NCM
HR	Benefits	Benefit Call Center	CISCO Call Agent	Nabors	On-premise	PaaS	NCS	N/A
HR	Benefits	Benefits Vendor Management	Various Systems	Nabors	On-premise	PaaS	NCS	NCM
HR	Benefits	Claims management	HCM - OAB	Nabors	On-premise	SaaS	NCS	NCM

For workerscomp and unemployment, only claims relating events prior to the close date will be processed by Nabors. All new claims will not be processed by Nabors.

All medical and other benefits will be processed by Nabors until NCPS employees are moved to C&J benefits

HR	Performance Management	Goals Management	SuccessFactors(myGoals)- Goals	SAP	SaaS	SaaS	NCS	NCS	Services will end when C&J systems separation occurs (C&J version of the systems are cloned).
HR	Performance Management	Performance - Annual Appraisals Management	SuccessFactors - Appraisals (myAppraisals)	SAP	SaaS	SaaS	NCS	NCS	Services will end when C&J systems separation occurs (C&J version of the systems are cloned).
HR	Performance Management	Annual Compensation Management	SuccessFactors - Compensation	SAP	SaaS	SaaS	NCS	NCS	Services will end when C&J systems separation occurs (C&J version of the systems are cloned).
HR	Performance Management	Training tracking and management	myTraining	Nabors	On-premise	SaaS	NCPS	NPS

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
HR	Performance Management	Travel Management	myTravel	CWT	SaaS	SaaS	NCS	NCS
HR	Performance Management	Workforce Analytics	MicroStrategy	MicroStrategy	On-premise	N/A	N/A	N/A
Finance	Order to Cash	Customer Management — Master	AR	Oracle	On-premise	SaaS	NCPS	NCS/NCM
Finance	Order to Cash	Contract Management — Pricebooks	NFS	Nabors	On-premise	SaaS	NCPS	NPS
Finance	Order to Cash	Field Tickets - Online	NFS	Nabors	On-premise	SaaS	NCPS	NPS
Finance	Order to Cash	Field Tickets - Offline	NFS - Offline	Nabors	On-premise	SaaS	NCPS	NPS
Finance	AR	Sales Tax Setup	NFS	Nabors	On-premise	SaaS	NCS	NPS
Finance	AR	Invoice Recording	AR	Oracle	On-premise	SaaS	NCPS	NPS
Finance	AR	Customer Invoice to Cash	AR	Oracle	On-premise	SaaS	NCPS	NPS
Finance	AR	Collections Process	GetPaid	Sun Guard	On-premise	PaaS	NCPS	NCM
Finance	AR	AR Month End Closing	AR	Oracle	On-premise	SaaS	NCPS/NCS	NPS/NCS	NCS controls the period; NPS finalizes data for month
Finance	AR	Backoffice Reporting	EIS	Other	On-premise	SaaS	NCPS	NPS/NCM
Finance	AR	AR Analytics	MicroStrategy	MicroStrategy	On-premise	N/A	N/A	N/A
Finance	Inventory	Item Master Management - Inventory	Inventory	Oracle	On-premise	SaaS	NCS IT	N/A	Nabors NCS IT
Finance	Inventory	Transfer Creation and Receipt	Inventory	Oracle	On-premise	SaaS	NCPS	N/A
Finance	Inventory	WIP	Inventory	Oracle	On-premise	SaaS	NCPS	N/A
Finance	Inventory	Adjustments	Inventory	Oracle	On-premise	SaaS	NCPS	N/A	NCPS Accounting
Finance	Inventory	Month end physical count/system and reconciliation	Inventory/Spreadsheet	Oracle/Excel	On-premise	IaaS	NCPS	N/A	NCS Materials Management Field and Corp
Finance	AP	SOA Maintenance	SOA	Nabors	On-premise	SaaS	NCPS	NPS	SOA process will be contained within NCPS/NPS from Day 1
Finance	AP	Use Tax & GST Setup	NSG/Oracle	Nabors	On-premise	SaaS	NCS	NCS	NCS Tax
Finance	AP	Invoice Processing	AP	Oracle & myPayables	On-premise	SaaS	NCS/NCPS	NCS/NPS	NCS AP
Finance	AP	Supplier Payment Process	AP	Oracle	On-premise	SaaS	NCS	NCS	NCS AP
Finance	AP	Bank Statement Reconciliation	Cash Management	Oracle	On-premise	SaaS	NCPS	NCM/NCS
Finance	AP	Escheatment/Unclaimed Prop	AP	Oracle	On-premise	SaaS	NCS	NCS	NCS AP (StoneRiver Tracking Software)
Finance	AP	Credit Card/PCard Administration	myRequests	PNC/ComdataWebsite (NCPS), Diners Club and USBank (NPS)	On-premise	SaaS	NCS	NCS	NCS Travel (Activate/deactivate Cards, Limits)
Finance	AP	Credit Card/PCard Payment Processing	Oracle	PNC/ComdataWebsite (NCPS), Diners Club and USBank (NPS)	On-premise	SaaS	NCS	NCS	NCS AP

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Finance	AP	1099 Reporting	AP	Oracle	On-premise	SaaS	NCS	NCS	NCS AP (1099-Pro Software)
Finance	AP	AP Month end closing	AP	Oracle	On-premise	SaaS	NCS	NCS
Finance	AP	Expense Report Self-Service	iExpense & myPayables	Nabors/Oracle	On-premise	SaaS	NCS/NCPS	NCS/NPS
Finance	AP	Audit of Expense Reports	AP	Oracle	On-premise	SaaS	NCS	NCS	per Nabors policies
Finance	AP	A/P analytics	AP	Oracle & EIS (no myBIT)	On-premise	SaaS	NCS	NCS
Finance	AP	Recurring Payments	AP	Oracle	On-premise	SaaS	NCS	NCS	Recurring payments such as leases, utilities, rents continued and supported
Finance	Assets	Drawings Management	Adept	On-premise	Synergis	N/A	N/A	N/A
Finance	Assets	Category Definitions	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA
Finance	Assets	Asset Category Type, Make and Model Definition	myAssets	On-premise	Nabors	SaaS	NCS	NCS	NCS Purchasing (Catalog Team)
Finance	Assets	Maintenance Bill of Material	NSG	On-premise	Nabors	SaaS	NCS	NCS	NCS Purchasing & IT - We do not do anything tied to mBOM’s in system - only item master setup
Finance	Assets	AFE New/Update Request and Approval Management	myAFE	On-premise	Nabors	SaaS	NCPS	NPS	SOA process will be contained within NCPS/NPS from Day 1
Finance	Assets	AFE accounting cross validation and budget maintenance	AFE	On-premise	Oracle/Nabors	SaaS	NCS	NCS	NCS Accounting
Finance	Assets	Asset Creation, Transfer and Disposal	myAssets	On-premise	Nabors	SaaS	NCPS	NPS
Finance	Assets	Asset Physical/Cycle Counts	myAssets	On-premise	Nabors	SaaS	NCPS	NPS
Finance	Assets	Asset certification schedule and work order management	myAssets	On-premise	Nabors	SaaS	NCPS	NPS
Finance	Assets	Asset maintenance procedures and work order management	myAssets	On-premise	Nabors	SaaS	NCPS	NPS
Finance	Assets	Asset Depreciation	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA
Finance	Assets	Asset Transfers & Intercompany Sales	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA
Finance	Assets	Asset Retirement	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Finance	Assets	Fixed Assets Corporate & Tax Books	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA - existing books. Any new books setup as part of the integration services will be maintained part of TSA
Finance	Assets	Month end closing of FA Period	FA	On-premise	Oracle	SaaS	NCS	NCS	NCS FA
Finance	Assets	Data Extraction and Reporting	Oracle & EIS	On-premise	Other	SaaS	NCS/NCPS	NCS/NPS
Finance	Assets	Analytical reporting	myBIT (MicroStrategy)	On-premise	MicroStrategy	N/A	N/A	N/A
Finance	Reconciliation, Compliance and Reporting	P2P and SCM Analytical reporting	GL	On-premise	Oracle	SaaS	NCPS	NPS
Finance	Reconciliation, Compliance and Reporting	Chart of account management	GL (moving2015)to Hyperion	On-premise	Oracle	SaaS	NCS	NCS	NCS Accounting
Finance	Reconciliation, Compliance and Reporting	Cost Center Management (General Ledger)	Cost Center Table	On-premise	Oracle	SaaS	NCS	NCS	NCS FA and NCS Accounting
Finance	Reconciliation, Compliance and Reporting	Cost Center Delegations	myCostCenters	On-premise	Nabors	SaaS	NCPS	NPS
Finance	Reconciliation, Compliance and Reporting	Planning and Budget Management	GL	On-premise	Oracle	SaaS	NCPS/NCS	NPS/NCS/NCM
Finance	Reconciliation, Compliance and Reporting	Period Close Management (journal adjustments, reconciliation, processing allocation and periodic entries)	GL	On-premise	Oracle	SaaS	NCPS/NCS	NPS/NCS
Finance	Reconciliation, Compliance and Reporting	Cash reconciliation	Cash Management	On-premise	Oracle	SaaS	NCPS	NPS/NCM
Finance	Reconciliation, Compliance and Reporting	Creation, upload, validation, approvals and process of subledger journals	GL (moving2015)to Hyperion	On-premise	Oracle	SaaS	NCPS	NPS
Finance	Reconciliation, Compliance and Reporting	GTC Controls for export restrictions	GTC	SaaS	Other	SaaS	N/A	N/A
Finance	Reconciliation, Compliance and Reporting	Consolidation of Books/Ledger	GL (moving2015)to Hyperion	On-premise	Oracle	SaaS	NCS	NCS/NCM
Finance	Reconciliation, Compliance and Reporting	SEC reporting (generating Blue book reports - FSG)	Oracle & EIS	On-premise	Other	SaaS	NCPS	NCM

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Finance	Reconciliation, Compliance and Reporting	Back office data extraction and reporting	myBIT (MicroStrategy)	On-premise	MicroStrategy	N/A	N/A	N/A
Finance	Tax	Income Tax Provision	Onesource Tax	Thomson Reuters		PaaS	NCS	NCS	NCS Tax
Finance	Tax	2015 Property Tax Renditions- gather information and send to 3rd party consultant	N/A	N/A		PaaS	NCS	NPS	NCS Tax
Finance	Tax	Income Tax Returns	Onesource Tax	Thomson Reuters		PaaS	NCS	NCS	NCS Tax
Finance	Tax	Income Tax Payments	N/A	N/A		PaaS	NCS	NCS	NCS Tax
Finance	Tax	Sales & Use Tax Returns	GL/NFS	Nabors		PaaS	NCS	NPS	NCS Tax
Finance	Tax	Quarterly State Fuel Tax Return	Comdata/AP	Nabors		PaaS	NCS	NPS	NCS Tax
Finance	Tax	Property Tax Payments	N/A	N/A		PaaS	NCS	NCS	NCS Tax
Finance	Tax	Deferred taxes, prepaid taxes, and income tax payables - TPRF	N/A	N/A		PaaS	NCS	NCS	NCS Tax
Procurement	Purchase Order, Invoice, and MasterVendor	Purchase Requisitions	myPurchasing	Nabors	On-premise	SaaS	NCSP	NPS
Procurement	Purchase Order, Invoice, and MasterVendor	Purchase Requisitions Created by Suppliers in NSG	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Vendor Services setup of access for vendors. Vendor creates - Most are shared with other BU’s.
Procurement	Purchase Order, Invoice, and MasterVendor	Requisition Approvals	myPurchasing	Nabors	On-premise	SaaS	NCPS	NPS	NCPS & NPS
Procurement	Purchase Order, Invoice, and MasterVendor	Purchase Orders Create, Change and Issue	myPurchasing	Nabors	On-premise	SaaS	NCPS	NPS	NCS buyers will be moved to NCPS pre close
Procurement	Purchase Order, Invoice, and MasterVendor	RFQ Creation	myPurchasing	Nabors	On-premise	SaaS	NCPS	NPS	NCS buyers will be moved to NCPS pre close
Procurement	Purchase Order, Invoice, and MasterVendor	Sales Quote Creation	NSG/myPurchasing	Nabors	On-premise	SaaS	NCS / NCPS	NPS/NCS	Buyer or Vendor can create - all non-catalog pricing on a best-effort basis
Procurement	Purchase Order, Invoice, and MasterVendor	Change Orders Created by Vendors (SIR’s)	NSG	Nabors	On-premise	SaaS	NCS	NPS/NCS	Vendors create SIR and buyer approves. Vendor access and maintenance managed by NCS purchasing (Vendor Services)
Procurement	Purchase Order, Invoice, and MasterVendor	Purchase Orders Approvals	PO	Oracle	On-premise	SaaS	NCPS	NCPS	NCS buyers will be moved to NCPS pre close

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Procurement	Purchase Order, Invoice, and MasterVendor	Purchase Order Distributed to Vendor	Email/Fax/NSG/B2B	Nabors	On-premise	SaaS	NCS	NCS	Approved PO’s auto sent to vendors based on Oracle and NSG vendor setup
Procurement	Purchase Order, Invoice, and MasterVendor	Goods Receiving Entry Process	myPurchasing	Nabors	On-premise	SaaS	NCPS/	NPS	NCS buyers will be moved to NCPS pre close
Procurement	Purchase Order, Invoice, and MasterVendor	Goods receiving entry process Inventory first and second step	Oracle Inventory	Oracle	On-premise	SaaS	NCPS	N/A	NCS buyers will be moved to NCPS pre close
Procurement	Purchase Order, Invoice, and MasterVendor	ASN and ASN B2B	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing and NCS IT Setup and maintenance. Most vendors shared with other Nabors BU
Procurement	Purchase Order, Invoice, and MasterVendor	Goods Receipt Entry - B2B			On-premise	SaaS	NCS	NCS	NCS Purchasing and NCS IT setup and maintenance. Vendor creates - Most are shared vendors with other Nabors BU’s
Procurement	Purchase Order, Invoice, and MasterVendor	Goods Return/Creation	myPurchasing and Oracle Inventory	Nabors/Oracle	On-premise	SaaS	NCPS	NPS	NCS buyers will be moved to NCPS pre close
Procurement	Purchase Order, Invoice, and MasterVendor	Invoice Entry Self-Service - Nabors	myPayables	Nabors	On-premise	SaaS	NCSP/NCS	NPS/NCS
Procurement	Purchase Order, Invoice, and MasterVendor	Invoice Entry Self-Service - Suppliers	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing setup and management of vendor access
Procurement	Purchase Order, Invoice, and MasterVendor	Invoice Entry - B2B Process	myPayables and Oracle	Nabors/Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing and NCS IT setup and maintenance. Vendor creates - Most are shared vendors with other Nabors BU’s
Procurement	Purchase Order, Invoice, and MasterVendor	Supplier File Room	myFileRoom (DocLoc)	Other	On-premise	SaaS	N/A	N/A	AP
Procurement	Purchase Order, Invoice, and MasterVendor	Vendor Maintenance	AP	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing (Vendor Services)
Procurement	Purchase Order, Invoice, and MasterVendor	Vendor On Boarding Request Creation	myRequests	Nabors	On-premise	SaaS	NCPS	NPS	MyRequest process for vendor add

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Procurement	Purchase Order, Invoice, and MasterVendor	Vendor On Boarding Request Approval	myRequests	Nabors	On-premise	SaaS	NCS	NCS	NCS purchasing and IT maintains approval tables. Not split out by Business Unit
Procurement	Purchase Order, Invoice, and MasterVendor	Vendor On Boarding New Setup	AP	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Vendor Maintenance for NSG	NSG		On-premise	SaaS	NCS	NCS	NCS Purchasing (Vendor Services)
Procurement	Purchase Order, Invoice, and MasterVendor	Ship To Creation and Maintenance	PO	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Bill To Creation and Maintenance	PO	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Work Group Maintenance Creation and	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Bill To Defaults	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Purchasing Close	PO	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing Tied to All Nabors BU’s
Procurement	Purchase Order, Invoice, and MasterVendor	Inventory Close	PO	Oracle	On-premise	SaaS	NCS	NCS	NCS Purchasing Tied to All Nabors BU’s
Procurement	Purchase Order, Invoice, and MasterVendor	Item Master NSG and Oracle Creation and Maintenance	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Catalog Creation and Maintenance	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing - Catalog price files maintained and updated.
Procurement	Purchase Order, Invoice, and MasterVendor	MSA Management	myRequests	Nabors	On-premise	SaaS	NCPS	NPS	Part of On Boarding process and contact management handled manually. After close, for the new NCPS only vendors, no MSA will be setup by Nabors. Will be setup as vendor using PO terms and conditions.

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
Procurement	Purchase Order, Invoice, and MasterVendor	Setup Standard Notes	myPurchasing	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing - Form not split out by Org or Business Unit
Procurement	Purchase Order, Invoice, and MasterVendor	Call Center	Cisco	Cisco	On-premise	PaaS	NCS	NCS	NCS Purchasing
Procurement	Purchase Order, Invoice, and MasterVendor	Expedite Notification Setup	NSG	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing - Form not split out by Org or business Unit
Procurement	Purchase Order, Invoice, and MasterVendor	Setup Reason Codes	myPurchasing	Nabors	On-premise	SaaS	NCS	NCS	NCS Purchasing - Form not split out by Org or business Unit
Procurement	Purchase Order, Invoice, and MasterVendor	ComData, PNC P-Card B2B Process	B2B Process	Nabors	On-premise	SaaS	NCS	N/A	B2B Process interfaces with ComData and Nabors HR, Fixed Assets and Payables (NCS IT, NCS AP, NCS Purchasing), Approvals and overrides for ComData, PNC
Procurement	MSA	Rebates and Discounts	AP	Oracle			NCS		Discounts and rebates for NCPS credit of shared contracts will continue to be processed based on the practices prior to the close until the physical separation of the systems or processes.
Procurement	Purchase Order, Invoice, and MasterVendor	Standard and ad-hoc Reporting	myPurchasing and Oracle (no myBIT)	Nabors/Oracle	On-premise	SaaS	NCS	NCS	Standard procurement reporting and ad-hoc reports, including procurement KPIs
QHSE	HSE	Safety Observation Cards	myHSE-SOC	Nabors	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history
QHSE	HSE	Bulletin creation, approvals and acknowledgement	myHSE-Bulletins	Nabors	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history

Function	Category	Description	NBR System/ Solution	Vendor	Type	NCS IT Services	Provider of service to NCPS	Provider of service to NPS	Notes
QHSE	HSE	Near Miss creation and tracking	myHSE-Near Miss	Nabors	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history
QHSE	HSE	Incident creation and interface	myHSE-Incidents	Nabors	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history
QHSE	HSE	Incident Investigation Tracking	Desktop Apps	Other	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history
QHSE	HSE	Incident Claims mgmt. and reporting	ICE	Fara/York	BPO	IaaS	N/A	N/A	Moving to C&J Systems. Access to history
QHSE	HSE	Analytical reporting	myBIT (MicroStrategy)	MicroStrategy	On-premise	N/A	N/A	N/A
QHSE	HSE	Training	myTraining	Nabors	On-premise	SaaS	N/A	N/A	Moving to C&J Systems. Access to history
Maint	Diagnostic	Caterpillar diagnostic	Nexiq Pro-Link Engines IQ for CAT	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Detroit Diesel diagnostic	DDEC	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Alison Transmission diagnostic	Universal Allison DOC	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Cummins diagnostic	Cummins InSite	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Canrig Mud diagnostic	Allen-Bradley Software PLC	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Tractor-trailer ABS diagnostic	Bendix Acom Diagnostics	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Tractor-trailer ABS diagnostic	Meritor Wabco	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS
Maint	Diagnostic	Mack diagnostic	Volvo/Macktool Premium Tech	Other	On-premise	Sourcing	N/A	N/A	Managed and supported within NCPS

Schedule B

Facilities

Function	Item/Process	Description	Duration Post- Close	Notes	Estimated Monthly Cost
Facilities	Victoria, TX	Lessor: Nabors Drilling USA, LP Lessee: Nabors Completion & Production Services Co. Address: 6204 Highway 59N, Victoria, Texas	Month-to Month but no later than 12/31/15	NCPS will sublease the 20 acre production services yard from NDUSA on a month to month basis, with thirty days’ notice required for termination of the sublease	$6,800
Facilities	Altius Centre, Canada	Lessor: Nabors Drilling Canada, Ltd. Lessee: Nabors Production Services, Ltd. Address: 500 - 4th Avenue SW, Calgary, Alberta, Canada	Termination Date: 11/30/20	NPS will sublease 6 offices from NDCL on a month to month basis, with thirty days’ notice required for termination of the sublease	Increasing annually from CDN $3,281.25 (1/1/15 — 11/30/15) to CDN $4,156.25 (12/1/19 — 11/30/20) (plus parking fees and proportionate share of building occupancy costs, taxes and expenses)
Facilities	Altius Centre, Canada	Lessor: Nabors Drilling Canada, Ltd. Lessee: Abandonrite, a division of Nabors Production Services, Ltd. Address: 500 - 4th Avenue SW, Calgary, Alberta, Canada	Termination Date: 11/30/20	Abandonrite, a division of NPS, will sublease 15 offices from NDCL on a month to month basis, with thirty days’ notice required for termination of the sublease	Increasing annually from CDN $9,843.75 (1/1/15 — 11/30/15) to CDN $12,468.75 (12/1/19 — 11/30/20) (plus parking fees and proportionate share of building occupancy costs, taxes and expenses)

Function	Item/Process	Description	Duration Post- Close	Notes	Estimated Monthly Cost
Facilities	Grand Prairie, Canada	Lessor: Nabors Drilling Canada, Ltd. Lessee: Nabors Production Services, Ltd. Address: 8801 - 99th Street, Clairmont, Grand Prairie, Canada	Month-to Month but no later than 12/31/15	NPS will sublease a workshop from NDCL on a month to month basis, with thirty days’ notice required for termination of the sublease	CDN $21,450
Facilities	Grand Prairie, Canada	Lessor: Nabors Drilling Canada, Ltd. Lessee: Nabors Production Services, Ltd. Address: 8601 - 99th Street, Clairmont, Grand Prairie, Canada	Month-to Month but no later than 12/31/15	NPS will sublease yardspace from NDCL on a month to month basis, with thirty days’ notice required for termination of the sublease	CDN $1,627.50

Schedule C

Benefits Transition

Employee Benefit Plan Name	Expected Duration

Nabors Industries Inc. Comprehensive Welfare Benefits Plan (all applicable welfare benefits provided thereunder):

•                  Blue Cross/Blue Shield - medical, prescription drug and dental

•                  Kaiser Permanente (fully funded HMO — California)

•                  United Healthcare vision plan

•                  Basic life insurance

•                  Basic accidental death & dismemberment (AD&D)

•                  Optional life insurance (employee and dependent)

•                  Optional accidental death & dismemberment (AD&D) (employee and dependent)

•                  Long-term disability

•                  Short-term disability

•                  Business Travel Accident (BTA); Ace American Insurance

•                  Flexible Spending Account (Healthcare and Dependent Care FSA)/Bank of America

•                  Employee Assistance Plan

The last day of the quarter following the quarter in which the closing date occurs.
Leave of Absence (FMLA, etc)	The last day of the quarter following the quarter in which the closing date occurs.
Policy 300.40.2 (Vacation) of the Nabors Industries, Inc. Human Resources Policies and Procedures Manual, with effective date January 1, 2009	The last day of the quarter following the quarter in which the closing date occurs.

Employee Benefit Plan Name	Expected Duration
Index No. NCPS 21.0 of the Nabors Completion & Production Services Co. Human Resources Policies and Procedures Manual	The last day of the quarter following the quarter in which the closing date occurs.
Paid-Time Off Policy (including sick leave)	The last day of the quarter following the quarter in which the closing date occurs.

Schedule D

Navy IT Security Policies

NABORS INDUSTRIES, INC.
HUMAN RESOURCES POLICIES AND PROCEDURES MANUAL

SUBJECT INFORMATION TECHNOLOGY	SECTION — MISCELLANEOUS	NUMBER — 300.80.1	PAGE - 1 of 14
	EFFECTIVE DATE - January 1, 2002	SUPERSEDES ISSUE DATED - May 1, 1999

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POLICY

The Information Technology {IT} computing resources and networks are the sole and exclusive property of the company and have become an integral part of the Company’s business operations. In order to ensure that these computing resources and networks are used in a responsible manner and in the best interests of the Company, all employees are required to comply with the following procedure.

PROCEDURE

1.                                      Introduction

The purpose of this policy is to set forth the procedure that has been developed to ensure effective and appropriate use of computing resources and network services. Computing resources include software and hardware related to personal computers, printers, scanners, servers, and the AS 400. The Networks include both the Local Area Networks (LAN’s) and the Wide Area Network (WAN), which is a data and voice communication internet of local area networks (LANs) located in various offices of Nabors subsidiary company offices around the world. These WAN and LANs that are sometimes referred to as Nabors Network (NABNET) are connected to the World Wide Web (the Internet).

2.                                      User Accounts

User accounts are required to access any of the computer resources and/or networks at all times. Each user account is identified by a unique account name (“User ID”). Separate User IDs may be required for different computer resources and networks.

A.                  Eligibility for User Accounts

All Nabors employees are eligible for a user account with approval from their Supervisor/Manager. Guest user accounts are available for people who have a business reason for having one.

B.                  Obtaining a User Account

Requests by Nabors employees and guests for User accounts must be made through the IT Helpdesk using the User Security Form [See HR Policy Manual / HR Forms or Nabors Net / HR Forms]. The information on the User Security Form enables IT to establish and customize each employee’s computing profile, including e-mail, access to administrative records, and other computing resources. The User Security Form must be approved by the employee’s or guest’s Supervisor/Manager. To verify the activation of the user account, the employee or guest should contact the IT Helpdesk. Once an employee’s user account is activated, it remains active as long as the user is employed by a Nabors subsidiary.

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Guest user account requests must specify an expiration date that cannot be longer than 90 days from the user account activation date.

C.                  Use of User Accounts

User Accounts are provided for file storage, printing, electronic mail, Internet access, and for activities related to the Company’s business. Each account represents an allocation of a scarce computing resource and as such is monitored by IT systems administrators for appropriate use. User accounts may be revoked if:

•                  the account is found to have been used for activities that violate any portion of this Policy, or

•                  the owner of the account has been found violating any portion of this Policy, or

•                  the owner of the account is no longer employed by Nabors.

Activation of a user account constitutes an agreement that the user understands and will abide by all policies and procedures regarding the use of computing resources and networks.

D.                  Sharing User Accounts

Each user account is assigned for the sole use of a single user. Sharing of accounts is prohibited. The user for whom the account was created is responsible for the security of the account and all actions associated with the use of the account. Each user account has only one authorized user. If users wish to share information or otherwise collaborate in a group, they must use appropriate network file permissions combined with appropriate group membership.

E.                   Deactivation and Deletion of User Accounts

Active user accounts are deactivated prior to deletion. The inactive state is an intermediate step between an active user account and a deleted user account. In the inactive state, access is denied to the user and electronic mail addressed to the account is returned to the sender. Files may be archived and deleted upon request of the department manager. An account may be changed to the active state from the inactive state up to the time the account is deleted. When an account is deleted, all files in the user’s directory are either deleted or moved. Electronic mail sent to the user will then be rejected.

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F.                    Restriction of User Accounts

User account may also be temporarily restricted. There are a number of reasons why this may occur ranging from misuse of computing resources or networks to the detection of a virus on the local computer. If the user account has been restricted, upon attempting to log in, the user may see a short message to the effect of “Please see the System Administrator”, “Please contact the Help Desk” or “Unable to Access Network Resources”. The user either may not be permitted to login to the network or, if logged in, may be disconnected from the network.

G.                  Determining User Account Misuse

Users are often the first to detect unauthorized use of their account. If this occurs, users must notify the IT Systems Administrator immediately or contact the IT Helpdesk.

3.        Security

A.                  Selecting a User Account Password

The most vulnerable part of any computer system may be the user account password. Any computer system, regardless of what security systems are in place, can be exploited by intruders who can gain access by guessing a password or learning the password from the user. It is important that users select a password that is hard to guess and not share the password with ANYONE. In addition, the user should not write down the password on a sheet of paper or a sticky note and store in the desk drawer. Passwords should be alpha numeric including both letters and numbers. Passwords should also use at least one special character such as “!@#$%^&*”.

B.                  Changing A Password

It is the responsibility of the user to change the password periodically. Changing the password ensures that if another individual obtains a password the period of exposure will be limited. The system will prompt the user to change the password every 4 to 6 weeks. Users who forget their account passwords must call the IT Help Desk to obtain a new one. IT Help Desk personnel will verify your identity prior to resetting your passwords.

C.                  Sharing and Protecting Data

Network user accounts are created to provide access to all files and directories (folders) and services within a department. An individual or the department manager must request that the IT Help Desk restrict access to protected files or directories housed on the network. User and administrative security of various networks/systems are controlled by their respective System Administrators.

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4.        Network Printers

Network printers are an efficient way to utilize print resources. In many cases a large network class printer can serve many users effectively. In some cases it may be more appropriate to utilize a personal printer. This decision must be made by the user in conjunction with his or her manager.

IT provides networked laser printers in many offices, in the print/copy rooms and other central locations. When several print jobs are submitted to a shared printer at one time, or if the shared printer is temporarily out of service due to a low toner or a paper misfeed, the print jobs are stored in a print queue until the printer is made available.

Paper and toner should be purchased, monitored, and installed in the printers by individual departments/groups. Printer malfunctions should be reported to the IT Help Desk.

Abuse of network printer resources is a violation of IT policy. Examples of user abuse of network printer resources include:

•                  attempting to print on any media which the printer is not designed to use;

•                  any activity which could harm the printer, print server or network;

•                  any activity which would deny the service of the printer to other users

•                  removal or movement of the network printer.

5.        Rights and Responsibilities Associated With User Accounts, Computing Resources and Printing Resources

User accounts on a network host provides access to applications and files on the network and printers connected to the network. Internet access provides access to resources on the World Wide Web. IT computing resources are shared by all Nabors employees on a fair and equitable basis. It is the responsibility of IT not only to provide these computing resources but also to ensure that the rights of users are not infringed upon by the abuse of other users. IT utilizes every means available to detect abuse of computing resources. Penalties for abuse of IT computing resources such as personal computers, printers, software, network resources include temporary and permanent restriction of network privileges, employment termination, and in extreme cases criminal prosecution. The following are examples of the types of abuse that are not tolerated

A.                  Violation of Laws

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Any usage of computing resources or networks for an activity that violates any local, state or federal regulation is prohibited even though that activity may not be explicitly referred to in this document.

B.                  Theft and Vandalism of computing resources

C.                  Writing, downloading or knowingly proliferating worms and viruses

D.                  Storing files on the network that are not for business purposes

All data must be stored on the Network. Directories on the IT Network are backed up every day of the workweek. Only changes will be backed up on Mondays through Thursdays. A complete backup is done on Friday. IT backs up disk data on all servers including the IBM AS/400 and HP servers every day of the workweek. All backups are kept in a safe location off-site for a period of 28 days. This backup strategy may change as the applicable technology improves.

IT does not permit storage of data on the local hard drives (C: or D:). Local hard drives on the individual machines are not backed up and consequently data may be lost if a computer crashes. Computers are reformatted when needed, in which case all the information on the local drives will be lost. The IT Department is not responsible for any data loss associated with a local drive or storage unit.

E.                   Reading, copying or deleting a file on the network without permission from the owner

The ability to read, alter, copy or delete a file belonging to another user does not imply permission to read, alter, copy or delete that file. Users must not read, alter, copy or delete a file on the AS/400 unless it pertains to their daily responsibilities.

F.                    Password protecting documents on the network or PC workstation.

Password protected files cannot be scanned for viruses. Password protected documents will be deleted without notice. If a user requires additional security for a document, a request for assistance should be submitted to the IT Help Desk

G.                  Transferring Files to or from different locations on the network.

Transferring files to or from different locations on the network and/or Internet, in particular, transferring files which contain offensive material, information for financial gain, or monetary or sexual solicitations is prohibited. Users must not back up their PCs onto the IT Network or copy/load any executables or games or screen-savers or audio/video clips onto any network drive. Executables consist of any files with EXE, VBS, COM, DLL, or SYS extensions. Restrictions pertaining to the duplication of copyrighted materials also apply.

H.                 Installing and/or Playing Electronic Games on Nabors Computers

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Electronic games waste CPU cycles and network bandwidth and in some cases have detrimental effects on computer systems.

I.                      Unauthorized Use of Computing Resources

Users must have an active IT Network account to use the IT computing resources.

J.                      Breaking Into Accounts

Breaking into accounts includes, but is not limited to, gaining access to a user’s account while the user is away from a terminal or a workstation or efforts to determine another user’s password by closely watching a login. If an employee finds a user logged on to the network and that user cannot be located the employee should log out the user’s computer immediately. The employee should not tamper with any programs or data files in the user’s directory.

K.                 Cracking or Attempting to Crack Passwords

Cracking of passwords includes storing or transferring encrypted or unencrypted password information and writing, transferring, compiling, storing or running programs designed to guess passwords or otherwise gain unauthorized access to user or system accounts or passwords. It also includes programs or techniques designed to trick users into divulging their password.

L.                   Sharing of Accounts between Users

Sharing of accounts between users includes attempting to impersonate another user or conceal an identity when sending e-mail or posting to news groups.

M.               Accessing Information in Others User’s Home Directory

Other user’s files should not be accessed even if the files are readable and/or writable.

N.                  Unauthorized Modification of Files

Modification of files includes writing or modifying files, which have file permissions set to allow modification or writing. This also includes creating new files, renaming, or deleting existing files in directories which may have directory permissions set to allow creation or modification of files.

O.                  Unauthorized Broadcast Messages

Unauthorized broadcast messages include messages that contain profanity or abuse another user.

P.                    Using Computing Resources For PERSONAL Monetary Gain

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Q.                  Infringing on Licensing and Copyrights

IT provides access to a suite of supported software applications on host computers and on Network connected computers. Most software packages and applications are licensed and/or copyrighted. Various licensing arrangements have been negotiated to provide this software. In some cases, IT has purchased a copy of the software for each machine while in other cases, software packages have “floating node” licenses that limit the number of concurrent users. Licensed software and documentation may not be copied unless the license explicitly states that it may be. Copying software to diskette or any other media or to an unauthorized computer is a violation of IT policy and of various state and federal laws and is prohibited by Nabors. If a user suspects that he or she might be utilizing illegally obtained software he or she must report the suspicion to his or her manager immediately. Managers must obtain legal copies of the software prior to usage.

All employees should to be aware of how intellectual property laws, regulations, and policies apply to the electronic environment and respect the property of others. Any copyright infringement is prohibited.

R.                  Disrupting or Degrading Service

In a large integrated computer network that is shared by a large number of users, such as the Company’s network, many services depend upon distributed computing resources and often upon other network services. These resources include servers, printers, workstations, and the network infrastructure (hubs, switches, routers, cabling system). These resources function in a cooperative manner to provide the variety of network services enjoyed by our many users. It is often difficult to ascertain what impact the disruption or degradation of a computing resource or a network service may have on other network users. IT reserves the right to terminate any process or break any network connection that it determines is adversely affecting the system or the rights of other users.

The following is a list of user behavior that may cause disruption or degradation of service:

•                  improperly turning a machine off;

•                  unplugging the network connection for a machine while it is on;

•                  modifying or reconfiguring the software, operating system or hardware of a computer or network facility without permission of the IT department or administrative unit that is in charge of the machine. Other users of the computer and the technicians who support it, are expecting to find it set up exactly the way it was left.

•                  attempting to use more resources than the machine can handle (i.e. running a large number of I/O or computationally intensive applications, like opening large Excel spreadsheets);

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•                  excessive printing on networked printers, using excessive disk space, or otherwise degrading system performance by monopolizing shared resources;

•                  running programs which lock the screen or keyboard (exceptions to this are System Administrators or other IT personnel working on systems related programs and machines located in offices with the approval of the office occupant);

•                  sending excessive email;

•                  transmitting, receiving, or forwarding of chain letters/e-mails which consist of jokes, hoaxes, poems, images, pornography, stories or ASCI art of a non-business nature.

S.                    Excessive Central Processing Usage

The machines on the IT network represent an enormous amount of processing power. It is tempting for users to attempt to run programs on as many machines as possible to decrease the total turnaround time of the job. However, running jobs on remote machines can have a serious impact on the interactive performance of the machine. This could render the machine virtually unusable to anyone else. This problem is even more acute if the offending program performs a large amount of I/O, bogging down the network and the file servers. In general, using multiple remote machines for running computational programs is prohibited. If a user has a large computational problem they should contact the Systems Administrator to work out a plan before running the program.

T.                   Exceeding Disk Quotas

All Banyan and Microsoft Windows NT/2000 accounts are created with a disk quota that limits the amount of disk space a user can access. Once disk quotas have been met, the user will be notified by the IT Department. Under these circumstances the user must reduce the amount of data on the space or arrange for increased disk space. Disk quotas limits are enforced on the IT Network. Failure to reduce your file storage below your quota within a reasonable period of time may result in the deactivation of your account and e-mail address and the removal of your files.

IT provides a temporary directory when users have a temporary need for disk space in excess of the quota. Files in this directory are automatically removed after seven days. Users requiring additional disk space on a permanent basis should submit a request to the IT Help Desk. The IT Network Manager must approve all requests for additional space.

U.                  Misuse of Electronic Mail and Internet

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All users who have access to the Banyan and/or Microsoft NT/2000 Network will automatically have access to e-mail. Users are encouraged to read their e-mail regularly and file mail items they wish to keep in their home directory. Other items should be deleted. Unread mail takes up space in the system queues. If the mail files in all the folders exceed over 150 messages the user will no longer be able to receive or send e-mails. In such cases, the user will be notified of all the mail that was returned. In addition, there is an 8MB limit on the size of an e-mail message (including attachments). Employees who need to send large files to other users should split the mail into multiple e-mails.

The Internet is an information retrieval system that incorporates the use of hypertext links and makes extensive use of text integrated with imagery, video and audio data. Internet access is available only for certain users, authorized by Department Managers and IT. IT operates an Intranet Server, which is referred to as NaborsNet (http://NaborsNet). The NaborsNet Web Page provides links to departmental web pages.

Electronic mail (e-mail) is covered under the Electronic Communications Privacy Act of 1986. Misuse of electronic mail and internet includes sending any type of message that the sender would be unwilling to sign. (i.e. obscene, or otherwise abusive messages.) This act provides for prosecution of individuals found surreptitiously capturing, reading or altering another’s e-mail without permission. Do not e-mail any message you would not be willing to sign and put in the mail.

Misuse of electronic mail and internet also includes any attempt to forge an e-mail message is considered an abuse of network privileges. If a user receives mail that could have been forged, the e-mail should be confirmed with the supposed sender. If it is determined that the e-mail is a forgery, contact the IT systems administrator or the IT Help Desk at 281775-8559. A complete copy of the message should be saved for further investigation.

Misuse of electronic mail and internet also includes the sending of chain letters which are a violation of U.S. Postal regulations and are considered a serious violation of IT network policies.

Misuse of electronic mail and internet also includes:

•                  Transmitting, retrieving or storing any communications of a discriminatory, harassing, or of a sexually explicit, abusive, profane or offensive nature.

•                  Creating messages with derogatory or inflammatory remarks about an individual’s race, age, disability, religion, national origin, physical attributes or sexual preference.

•                  Any purpose which is illegal, against Company policy or contrary to the Company’s best interest.

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•                  Solicitation of non-Company business or for any purpose intended for personal gain.

•                  Transmitting, receiving, or forwarding of chain letters which consist of jokes, poems, images, pornography, stories or ASCI art of a non- business nature.

•                  Unauthorized mass mailings, which are prohibited. An example of an unauthorized mass mailing is using a mail client’s address book or a directory service to send SPAM e-mail to every user listed there.

The Company routinely monitors usage patterns of its E-mail communications. The reasons for this monitoring include cost analysis/allocation and the management of the Company’s gateway to the Internet. All messages created, sent, or retrieved over the E-mail System and Internet are the property of the Company and should be considered public information. The Company reserves the right to access and monitor all messages and files on the Company’s E-mail and Internet system. Employees should not assume electronic communications are totally private and should transmit highly confidential data in other ways. Cases of email abuse will be referred to individual’s department heads.

E-mails are for business purposes only. Nabors reserves the right to monitor all incoming and outgoing emails and Internet traffic for content and/or violations of policy. There is no private email within the Nabors Corporate Network.

V.                  Misuse of News/Bulletin Boards

Misuse of News/Bulletin Boards includes postings deemed obscene, inflammatory, or otherwise abusive. Misuse of News/Bulletin Boards also includes posting a message that a user would not be willing to tell someone face to face. Any attempt to forge a news posting is prohibited.

W.               Unauthorized Connection to the Network

Only IT personnel and IT authorized personnel may connect their personal PCs to the IT Network. Employees and/or Contractors may not bring their personal computers into the Nabors environment and connect them to the Nabors Corporate network under any circumstances. Nabors will not add network cards or software to those computers. In the event that network access is critical for this contractor the department manager must purchase a computer that follows the company specifications which may be connected to the network.

X.                  Unauthorized Installation of Software /Hardware to the Network

IT provides general purpose and office productive software on all the computers and installs approved applications at the request of various departments. Only IT Personnel and IT authorized personnel are allowed to install software on any Company’s computers.  With the exception of IT and personnel and IT authorized

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personnel, no employee may modify and/or install hardware (example, adding or removing memory, installing a larger hard drive or sound card, etc.) on any company PC. Employees should request IT Help Desk at 281-775-8559 to request installation of any software.

Y.                  Providing Access to your Computers using Modems

Under no circumstances are Users with modems and communications software (Ex: ProComm) on their computers allowed to keep their computers in ‘Receive (Host) Mode’, which allows access to intruders.

6.        System Administration’s Responsibilities

IT personnel are held to a higher standard than other users because they have the capability and responsibility to maintain system integrity. On host systems such as the IBM AS/400, HP, the Banyan Network and Microsoft Windows NT/2000, System Administrators and other IT personnel possess access rights which allow them to read, write, or execute any file on the system. System Administrators are entrusted with the security and privacy of all data on the network. As such, confidentiality will always be maintained.

A.                  Privacy and Confidentiality

IT Personnel are required to protect the confidentiality and integrity of the users private information and other company specific information including but not limited to System Passwords, IP Addresses, security configuration, specific hardware/software configuration during and after their employment with Nabors.

B.                  Liability

Every effort is made to safeguard data stored on computers, however, IT Systems Administrators are not liable for any loss of data or loss of service on the IT network.

C.                  Investigation of Policy Violations

IT System Administrators are charged with investigating policy violations and suspected abuse of computing resources and information (files, e-mails, etc.) on the network. During such investigations, System Administrators may inspect program and data files and monitor network traffic.

7.        Enforcement

A.                  Temporary Restriction

Access to a user’s account may be temporarily restricted for a number of reasons, including:

•                  maintenance or servicing of the network;

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•                  dissemination of information before continued use of an account;

•                  investigation of policy violations or suspected abuse of resource.

Temporary access restrictions are intended to be short term and usually require the user to contact the appropriate System Administrator for reactivation. The investigation of network policy violations may require a number of potentially affected accounts to be temporarily restricted. A user of an account may not necessarily be the subject of the investigation. For example, it may be suspected that the user’s password has been broken by a third party.

B.                  Permanent Restriction

If it is determined that a user’s policy violations are so serious that continued use of the IT network would infringe upon the rights or security of other users, or affect the well-being of the Company, the user’s account will be permanently restricted. The President of the Company and Chief Information Officer must approve activation of permanent access restrictions.

C.                  Prosecution

Users accused of severe abuse may be referred to your Company President and Chief Information Officer for further action or to the appropriate law enforcement agency.

D.                  Non-Employees and Recovery of Costs

Non-employees accused of severe abuse will be referred to local law enforcement officials. If expenses are incurred during unauthorized use (i.e. paper, printer supplies, etc.), IT reserves the right to pursue full reimbursement of those costs from the individual.

8.        Reporting Procedures

A.                  Suspicious Activity

Users should watch for any suspicious activity involving computer equipment and report it to the IT Help Desk and/or building security immediately.

B.                  Theft and Vandalism

Theft and vandalism of computer equipment should be reported immediately to the IT Help Desk. Nothing at the scene of the theft or vandalism including hardware, software and data should be disturbed in order to prevent the destruction of potential evidence.

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C.                  Electronic Security

Users who suspect that the security of their account has been breached should notify the IT Help Desk as soon as possible. The IT Help Desk will alert the System Administrator.

D.                  Notification of Remote System Administrators

Violation of policies on a remote system requires the notification of the remote System Administrator who will notify IT Networking Services via the IT Help Desk to advise them of the situation.

E.                   Inoperative and malfunctioning Equipment

Inoperative or malfunctioning computer equipment should be reported to the IT Help Desk. Problems associated with a remote login, or accessing the IT network from other offices should also be reported to the IT Help Desk After normal working hours, these calls are forwarded to the IT Night Operator.  Network support personnel are on call after hours and on weekends and holidays.

F.                    Software Problems

Software problems should be reported to the IT Help Desk.

G.                  Recovery of Deleted Files

All files on the IT Network are backed up daily. To request restoration of deleted files, users should contact IT Network Services through the IT Help Desk and provide the following information:

•                  exactly which file(s) need to be restored; including the directory in which the files were located (i.e. Proposal.XLS file under K:\Users\Scv directory);

•                  the date and time the file(s) were created;

•                  the date and time the file(s) were last modified;

•                  the date and time the file(s) were deleted.

If located on tape, the files will be restored and placed in a directory named RESTORED. It is the responsibility of the user to move these files to their appropriate place and delete the RESTORED directory. Files which are restricted under IT network policies will not be restored.

H.                 Identifying IT Personnel

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All IT personnel must wear picture ID provided by the department during working hours. This ID must be visible to all employees during working hours.

I.                      Unauthorized Users

If an employee who does not have an active account is found using IT computing resources, their individual department head will be notified.

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